AFTER THE ENDORSEMENT OF THIS NOTE AS HEREIN PROVIDED, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO A SUCCESSOR OF THE PURCHASER UNDER THE BOND AGREEMENT REFERRED TO HEREIN.

NOTE

$3,120,000	West Orange, New Jersey
October 31, 2007

PAYMENT OBLIGATION: FOR VALUE RECEIVED, PCT ALLENDALE, LLC (the “Borrower”) does hereby promise to pay to the order of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the “Authority”), at its offices at 36 West State Street, Trenton, New Jersey 08625 the sum of THREE MILLION ONE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($3,120,000.00).

BOND AGREEMENT: This Note has been executed pursuant to and in connection with that certain bond agreement (the “Bond Agreement”) dated as of October 1, 2007 executed by and among the Authority, the Borrower and Commerce Bank/North, as purchaser (the “Purchaser” or the “Bank”) and is subject to all the terms and provisions of said Bond Agreement. All capitalized terms used in this Note and not defined herein shall have the meaning given such terms in the Bond Agreement.

INTEREST:

(i)           Commencing on the date hereof and continuing hereafter through and including the Maturity Date (as defined below), the outstanding principal balance of this Note shall bear interest at an annual fixed rate equal to five percent (5.00%) per annum (the “Initial Rate”), provided that the interest rate on this Note shall be subject to adjustment as of October 1, 2017 (the “Reset Date”) in accordance with the terms of this Note (such rate reset shall be an “Interest Rate Reset”).

(ii)          The Initial Rate will be subject to adjustment as of the Reset Date to the tax free equivalent fixed per annum rate of interest equal to one hundred eighty-five (185) basis points over and above the Index Rate (as defined below), by written notice given by the Purchaser to the Borrower (as hereinafter defined) at least five (5) business days prior to the Reset Date (such adjusted interest rate shall be the “Reset Rate”).

(iii)         All interest on the principal amount due under this Note shall be calculated for the actual number of days that principal is outstanding based on a year of 360 days. The Reset Rate, as calculated by the Purchaser, shall be utilized absent manifest error.

(iv)        Anything to the contrary notwithstanding, after the occurrence of an Event of Default, or if none has occurred, after maturity of this Note, whether by acceleration or otherwise, the rate of interest to accrue on the outstanding principal balance and any other sums due from Borrower hereunder shall be three (3%) percent per annum above the Interest Rate then in effect (the “Default Rate”).

“Index Rate” as used herein shall mean the ten (10) year United States Treasury Note Average Yield, which average yield is the most recently available on an actual day basis, as such ten (10) year United States Treasury Note Average Yield, is published in The Wall Street Journal or successor publication.

REPAYMENT:

(i)           On the date hereof the Borrower shall pay interest in the amount of $433.33 accruing from the date hereof to November 1, 2007. Commencing on December 1, 2007 and continuing on the first day of each month thereafter (each a “Payment Date”) through and including the Maturity Date, the Borrower shall make consecutive monthly payments of principal and interest in the amount of $20,766.05, provided that the amount of such principal and interest payments shall be subject to adjustment as provided below.

(ii)          Upon an Interest Rate Reset as of the Reset Date, commencing on November 1, 2017 and continuing on each Payment Date thereafter, the Borrower shall make equal consecutive monthly payments of principal and interest utilizing (a) a fixed interest rate equal to the Reset Rate and (b) an amortization schedule for the remaining term of this Note.

(iii)         If not previously paid, the entire unpaid principal balance owing to the Authority in connection with this Note, together with all unpaid interest, fees and expenses shall be due and payable in full on October 1, 2027 (the “Maturity Date”).

(iv)         Unless an Event of Default has occurred, all payments shall be applied first to any prepayment penalty, second to any late fees, third to any other outstanding charges, fourth to accrued interest and the residual, if any, to principal. Subsequent to the occurrence of an Event of Default, any payments received may be applied to principal, interest, fees or expenses as determined by the Purchaser in its sole discretion.

PREPAYMENT: The Borrower may prepay the Loan, in whole or in part, at any time upon the giving of a minimum of thirty (30) days irrevocable prior express written notice to the Purchaser of its intention to prepay the Loan, subject to the following conditions. Any principal prepayment made by the Borrower shall be accompanied by the payment of all accrued and unpaid interest on this Note, and all other fees, expenses and other sums due and owing, if any. Any partial prepayment of principal shall be applied in the inverse order of maturity. Upon the payment of any sum in reduction of the amount of the Loan which exceeds the amount the Borrower is required to pay under any term or provision of this Note or any other Loan Document, including prepayment of the entire debt, the Purchaser shall be entitled to charge and the Borrower shall be obligated to pay, in addition to interest and all other charges then properly due, a prepayment premium as follows:

(i)           5% of the amount of principal which is being prepaid shall accompany any principal prepayment made in the first year following the date of this Note;

(ii)          4% of the amount of principal which is being prepaid shall accompany any principal prepayment made in the second year following the date of this Note;

(iii)         3% of the amount of principal which is being prepaid shall accompany any principal prepayment made in the third year following the date of this Note;

(iv)         2% of the amount of principal which is being prepaid shall accompany any principal prepayment made in the fourth year following the date of this Note;

(v)          1 % of the amount of principal which is being prepaid shall accompany any principal prepayment made in the fifth year following the date of this Note; and

(vi)         no prepayment penalty shall be due with respect to any amount of principal which is being prepaid at any time after the fifth year following the date of this Note.

TAXABILITY: In the event that interest on the Bond (as defined in the Bond Agreement) ever ceases to be excludable from the gross income of the recipients thereof within the meaning of Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”) (except if the reason for such inclusion is because the recipient is a “substantial user” or “related person”, as provided for in Section 147(a) of the Code) (a “Determination of Taxability”) the interest rate on the Bond shall, from the date of such inclusion (the “Taxable Date”), be increased to the taxable equivalent of the taxable equivalent of the interest rate then in effect on the Taxable Date, and this Note shall be subject to acceleration by the holder hereof. In the event that the Bond is canceled by the Authority pursuant to Section 11.03 of the Bond Agreement, the interest rate on this Note shall be increased to the Taxable Rate effective as of the Cancellation Date (as defined in the Bond Agreement). As of the Cancellation Date or upon a Determination of Taxability the monthly principal and interest payments shall be adjusted to provide for substantially equal payments of principal and interest utilizing (a) a fixed interest rate equal to the Taxable Rate and (b) an amortization schedule for the remaining term of this Note.

REAL ESTATE TAX ESCROW: In addition to the monthly payments of principal and interest, the Borrower shall also pay to the Bank on a monthly basis, one-twelfth (1/12th) of the annual real estate taxes.

SECURITY: The Borrower has provided the Authority a security interest in substantially all of its assets and delivered as security for this Note, among other things, a Mortgage bearing even date herewith covering the Premises.

CALL OPTION: Although the repayment of the loan evidenced by this Note has been designed as if it were to extend for a term of approximately twenty (20) years, the Borrower understands that the Bank expressly reserves the absolute and unconditional right and option, exercisable at the Bank’s sole discretion, to declare the entire unpaid principal balance under this Note, together with all interest which shall have accrued thereon, to be due and payable in full on or about the Reset Date (the “Loan Call Date”). Written notice of the exercise of such option shall be provided to the Borrower within a 180-day period beginning 90 days prior to the Loan Call Date. All outstanding principal and accrued interest shall be due and payable in full ninety (90) days from the date of notification of said call option being exercised.

LATE CHARGE: The effective date of the receipt by the Authority of any payment due under this Note shall be the day on which the Purchaser receives cash or collected funds at the address specified in the “Notices” Section of this Note, or such other address as may be specified by the Purchaser. In the event a payment is not received within fifteen days of the date it is due hereunder, a “late charge” of five percent (5%) of any payment overdue may be charged by the holder of this Note for the purpose of defraying the expense incident to handling such overdue payment. However, this provision shall not constitute consent or an agreement to extend the time for payment of any installment beyond the due date thereof. No late fee shall be due so long as the Borrower has timely funded its payment account with sufficient monies to make the payment due in full.

EVENTS OF DEFAULT: The occurrence of any event described in Section 11.01 of the Bond Agreement shall constitute an event of default (“Event of Default”) hereunder.

REMEDIES UPON DEFAULT: Upon the occurrence of any Event of Default, the entire unpaid principal balance and accrued interest due under this Note and all other sums due to the Authority under or by virtue of any of the Loan Documents shall, at the option of the Authority, become immediately due and payable without notice or demand and the Authority may thereupon exercise all rights and remedies available to it.

RIGHT OF SET OFF: Upon the occurrence and during the continuance of any Event of Default, the Authority or the Purchaser is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Authority or the Purchaser to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Note or the Bond Agreement or any other Loan Document, irrespective of whether or not the Authority or the Purchaser shall have made any demand under this Note or the Agreement or such other Loan Document and although such obligations may be unmatured. The Authority or the Purchaser agrees to promptly notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Authority or the Purchaser under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Authority or the Purchaser may have under this Note, any of the other Loan Documents or by law.

MAXIMUM RATE OF INTEREST: Notwithstanding anything to the contrary contained herein or in any other document executed in connection with the Loan, the effective rate of interest on the Loan shall not exceed the maximum effective rate of interest permitted by applicable law or regulation. The Borrower hereby agrees to give the Authority written notice in the event that Borrower has actual knowledge that any interest payment made to the Authority with respect to this Loan will cause the total interest payments collected in any one year to be usurious under applicable law, and the Authority hereby agrees not to collect knowingly any interest from the Borrower in the form of fees or otherwise which will render this Loan usurious. In the event that such interest would be usurious in the Authority’s opinion, the Authority reserves the right to reduce the interest payable by the Borrower. This provision shall survive the repayment of the Loan.

PAYMENTS BY BORROWER: Payments hereunder shall be made by direct charge to the demand deposit account maintained by the Borrower with the Purchaser. The Borrower hereby consents to the Purchaser making such charge.

ATTORNEY’S FEE: If this Note is placed in the hands of an attorney for collection because of a default in the terms hereof or in the terms of the Bond Agreement or any mortgage given as security for the within obligation, the Borrower agrees (i) to pay the reasonable fees of such attorney and court costs, including but not limited to such fees and court costs paid or incurred by the Authority in enforcing this Note or realizing on or satisfying any judgment entered in favor of the Authority on this Note (whether or not such fees and court costs are paid or incurred pre-judgment or post-judgment and whether or not legal action is instituted) and (ii) if a judgment is entered in any action the amount of such fees and court costs shall form a part of such judgment.

NOTICES: All notices, consents, approvals and other communications given hereunder shall be in writing and delivered by personal hand delivery, sent by nationally recognized overnight carrier or mailed by certified mail, return receipt requested, addressed as follows and deemed to be delivered on the day of hand delivery to the individual set forth below, the business day after pick up by nationally recognized overnight courier or on the third business day following the date of deposit in the mail:

Authority:	New Jersey Economic Development Authority
36 West State Street
PO Box 990
Trenton, New Jersey 08625
Attn:   Director of Program Services

Borrower:	PCT Allendale, LLC
21 Main Street
Hackensack, New Jersey 07601
Attn: Jerry Miano, Controller

With a copy to:	Epstein, Becker & Green, PC
250 Park Avenue
New York, New York 10177
Attn: Philip Gassel, Esq.

Purchaser:	Commerce Bank/North
1100 Lake Street
Ramsey, New Jersey 07446
Attn: Charles M. Ponti, Regional Vice President

The addresses set forth hereinabove may be changed pursuant to notice given in accordance with Section 12.01 of the Bond Agreement.

PAYMENT AT MATURITY: THIS LOAN IS PAYABLE IN FULL AT MATURITY OR UPON DEMAND IF THERE SHALL BE AN EVENT OF A DEFAULT. BORROWER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE AUTHORITY IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. BORROWER WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS OR BORROWER WILL HAVE TO FIND A LENDER WILLING TO LEND THE MONEY. IF THIS LOAN IS REFINANCED AT MATURITY, BORROWER MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF REFINANCING IS OBTAINED FROM THE AUTHORITY.

CONSTRUCTION OF THIS NOTE: The laws of New Jersey shall govern the construction of this Note and the rights, remedies, warranties, representations, covenants, and provisions hereof without regard to the principles of conflict of laws. If any provision in this Note is inconsistent with the Bond Agreement, the Bond Agreement shall control.

SEVERABILITY: If any provision of this Note shall contravene or be held invalid under the laws of any jurisdiction, this Note shall be construed as if it did not contain such provision, and the rights, remedies, warranties, representations, covenants and provisions hereof shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provisions of this Note.

WAIVER OF PRESENTMENT: Each and all parties hereto whether maker, endorser, sureties, guarantors or otherwise do hereby jointly and severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest.

NO WAIVER: No failure on the part of the Authority to exercise, and no delay in exercising, any right, remedy or power hereunder or under any other document or agreement executed in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise by the Authority of any right, remedy or power hereunder or under any other document or agreement executed in connection herewith preclude any other or future exercise of any other right, remedy or power.

REMEDIES CUMULATIVE: Each and every right, remedy and power hereby granted to the Authority or allowed it by law or other agreement shall be cumulative and not exclusive and may be exercised by the Authority from time to time.

CHANGE, MODIFICATION OR WAIVER: This Note may not be changed or modified orally, nor may any right or provision hereof be waived orally, but in each instance only by an instrument in writing signed by the party against which enforcement of such change, modification or waiver is sought. The interest rate, due date or other terms, conditions or covenants of this Note may be modified in writing, so long as consented to by the Borrower, the Authority and the holder hereof in accordance with Section 12.05 of the Bonds Agreement. If the parties agree to a change, which change is a “modification” as defined in New Jersey P.L. 1985 c. 353, then the Mortgage securing this Note shall be subject to the priority provision of the law.

WAIVER OF JURY TRIAL: BORROWER AND THE AUTHORITY HEREBY INTENTIONALLY, KNOWINGLY, VOLUNTARILY, EXPRESSLY AND MUTUALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER AND THE AUTHORITY WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE, AND BORROWER AND THE AUTHORITY HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE THIS ORIGINAL NOTE OR A TRUE COPY THEREOF WITH ANY COURT AS WRITTEN EVIDENCE TO THE CONSENT OF BORROWER TO THE WAIVER OF RIGHT TO A TRIAL BY JURY.

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IN WITNESS WHEREOF, the Borrower has executed and delivered to the Authority this Note on the day and year first above written.

WITNESS:	PCT ALLENDALE, LLC

/s/ Daniel K. Lewis, Esq.	By:	/s/ George S. Goldberger
Daniel K. Lewis, Esq.	George S. Goldberger
Managing Member

ENDORSEMENT

Pay to the order of Commerce Bank/North, as Purchaser under the Bond Agreement dated as of October 1, 2007, between the Authority, the Borrower and the Purchaser, without recourse. This endorsement is given and made without any warranty as to the authority and genuineness of the signature of the maker of the foregoing Note.

This the 31st day of October, 2007.

NEW JERSEY ECONOMIC DEVELOPMENT
AUTHORITY

By:	/s/ Teri Dunlop
Teri Dunlop
Director of Closing Services